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                                                                     Exhibit 4.7



                               KITTY HAWK, INC.,
                                   As Issuer


                           KITTY HAWK AIRCARGO, INC.
                           KITTY HAWK CHARTERS, INC.
                             AIRCRAFT LEASING, INC.
                      AMERICAN INTERNATIONAL AIRWAYS, INC.
                      AMERICAN INTERNATIONAL TRAVEL, INC.
                          KALITTA FLYING SERVICE, INC.
                              O.K. TURBINES, INC.
                           FLIGHT ONE LOGISTICS, INC.

                                 As Guarantors


                                      AND


                                  BANK ONE, NA
                       As Trustee and Collateral Trustee


                       ------------------------------


                          FIRST SUPPLEMENTAL INDENTURE
                          Dated as of February 5, 1998

                                       to

                                   INDENTURE
                         Dated as of November 15, 1997


                       ------------------------------

                                  $340,000,000


                      9.95% Senior Secured Notes Due 2004



================================================================================
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         FIRST SUPPLEMENTAL INDENTURE, dated as of February 5, 1998, among
KITTY HAWK, INC., a Delaware corporation (the "Company"), as Issuer, KITTY HAWK AIRCARGO, INC., a Texas corporation, KITTY HAWK CHARTERS, INC., a Texas corporation, AIRCRAFT LEASING, INC., a Texas corporation, AMERICAN INTERNATIONAL AIRWAYS, INC., a Michigan corporation ("AIA"), AMERICAN INTERNATIONAL TRAVEL, INC., a Michigan corporation, KALITTA FLYING SERVICE, INC., a Michigan corporation, O.K. TURBINES, INC., a Michigan corporation, FLIGHT ONE LOGISTICS, INC., a Michigan corporation, as Guarantors
(collectively, the "Guarantors"), and BANK ONE, NA, as Trustee (the "Trustee").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee a certain indenture, dated as of November 15, 1997, which was recorded by the FAA on December 8, 1997 and assigned Conveyance No. T055950 (the "Indenture"), pursuant to which $340,000,000 aggregate principal amount of 9.95% Senior Secured Notes Due 2004 (collectively, the "Notes") were issued by the Company and unconditionally guaranteed by the Guarantors; and

         WHEREAS the Company and the Guarantors desire and have requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture for the purpose of furnishing additional collateral to secure the Company's and the Guarantor's obligations under the Indenture; and

         WHEREAS, Section 9.01 of the Indenture provides that a supplemental indenture may be entered into among the Company, the Guarantor, and the Trustee without the consent of holders of Notes for certain purposes; and

         WHEREAS, the Company has furnished the Trustee with an Officer's Certificate complying with the requirements of Sections 11.03 and 11.04 of the Indenture; and

         WHEREAS, the Company has furnished the Trustee with an Opinion of Counsel complying with the requirements of Sections 9.05, 11.03 and 11.04 of the Indenture; and

         WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Guarantors and the Trustee and a valid amendment of and supplement to the Indenture have been done;

                      AMERICAN INTERNATIONAL AIRWAYS, INC.
                                GRANTING CLAUSE

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchase of the Notes by the Holders thereof, to secure the prompt payment of the principal of and interest on, and all other amounts due with respect to, all Notes from time to time outstanding under the Indenture and the performance and observance by the Company of all the agreements, covenants and provisions for the benefit of the Holders in the Indenture and the Notes contained, and the prompt payment of any and all amounts from time to time owing under the Indenture by the Company to the Trustee, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and the covenants herein contained, and the acceptance of the Notes by the Holders and of the


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sum of $1 paid to the Company by the Collateral Trustee at or before the delivery hereof, the receipt whereof is hereby acknowledged, AIA has granted, sold, assigned, transferred, conveyed, pledged and confirmed, and does hereby grant, assign, transfer, convey, pledge and confirm, unto the Collateral Trustee and its successors and assigns, for the security and benefit of the Holders and the Trustee as aforesaid, a first priority security interest in all estate, right, title and interest of AIA in, to and under the following described property, rights and privileges (which, collectively, including all property hereafter specifically subjected to the Lien of the Indenture and this First Supplemental Indenture by any agreement supplemental hereto or thereto, or otherwise expressly subject to the terms and provisions hereof or thereof, shall constitute a portion of the Collateral, to wit:

                 (i) two Boeing 747s, along with their engines, as specified on Schedule A hereto (collectively, known, herein and in the Indenture, as the "Optioned Boeing 747s");

                 (ii) all insurance and requisition proceeds and other similar payments with respect to each of the Optioned Boeing 747s;

                 (iii) all monies or securities deposited or required to be deposited with the Trustee;

                 (iv) any purchase agreements and any related documentation to the extent assignable for each Optioned Boeing 747; and

                 (v) all logs, data and records related to the Optioned Boeing 747s; and

                 (vi)     all proceeds of the foregoing, other than accounts;
                          and

                 (vii) all rights of AIA under any Lease relating to the Optioned Boeing 747s.

PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, so long as no Event of Default shall have occurred and be continuing under the Indenture, (a) the Collateral Trustee shall not take or cause to be taken any action contrary to the Company's right hereunder to quiet enjoyment of the Optioned Boeing 747s and related hush kits, and to possess, use, retain and control the Optioned Boeing 747s and related hush kits and all revenues, income and profits derived therefrom.


                              AIA HABENDUM CLAUSE

         TO HAVE AND TO HOLD ALL and singular and aforesaid property unto the Collateral Trustee and its successors and assigns, in trust for the benefit and security of the Holders and the Trustee and for the uses and purposes and subject to the terms and provisions set forth in the Indenture; provided, however, that the Lien of this First Supplemental Indenture and the Indenture shall be subject to discharge as provided in Section 8.02 of the Indenture.

         AIA does hereby constitute the Collateral Trustee the true and lawful attorney of AIA, irrevocably, with full power (in the name of AIA or otherwise) to ask, require,





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demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of the Indenture and this First Supplemental Indenture and any documents related hereto and all other property which now or hereafter constitutes part of the Optioned Boeing 747s, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Collateral Trustee may deem to be necessary or advisable in the premises; providing, however, that the Collateral Trustee shall not exercise any such rights except upon the occurrence of an Event of Default under the Indenture.

         AIA agrees that at any time and from time to time, upon the written request of the Collateral Trustee or the Holder of a majority in principal amount of the Notes outstanding, AIA will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Collateral Trustee or such Holder of a majority in principal amount of the Notes outstanding may reasonably deem desirable in obtaining the full benefits of the assignment hereunder and the rights and powers granted herein.

                                  ARTICLE TWO

         Section 2.01 Defined Terms. All terms used in this First Supplemental Indenture not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

         Section 2.02 Execution in Counterparts. This First Supplemental Indenture may be executed in any number of counterparts. Each such counterpart shall be an original, but such counterparts shall together constitute one and the same instrument.

         Section 2.03 Confirmation of Indenture. Except as amended and supplemented hereby, all of the provisions of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects.


                                   * * * * *





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         IN WITNESS WHEREOF, the Company and each of the Guarantors has caused this First Supplemental Indenture to be duly executed and the Trustee has caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.


                               KITTY HAWK, INC.,
                                   as Issuer


                               By:   /s/ RICHARD R. WADSWORTH
                                     -------------------------------------------
                                     Name: Richard R. Wadsworth
                                     Title: Senior Vice President-Finance


                               KITTY HAWK CHARTERS, INC.



                               By:   /s/ RICHARD R. WADSWORTH
                                     -------------------------------------------
                                     Name: Richard R. Wadsworth
                                     Title: Vice President


                               AIRCRAFT LEASING, INC.



                               By:   /s/ RICHARD R. WADSWORTH
                                     -------------------------------------------
                                     Name: Richard R. Wadsworth
                                     Title: President


                               KITTY HAWK AIRCARGO, INC.



                               By:   /s/ RICHARD R. WADSWORTH
                                     -------------------------------------------
                                     Name: Richard R. Wadsworth
                                     Title: Vice President


                               AMERICAN INTERNATIONAL AIRWAYS, INC.



                               By:   /s/ RICHARD R. WADSWORTH
                                     -------------------------------------------
                                     Name: Richard R. Wadsworth
                                     Title: Vice President





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                               KALITTA FLYING SERVICE, INC.



                                 By:    /s/  RICHARD R. WADSWORTH
                                     -------------------------------------------
                                        Name:  Richard R. Wadsworth
                                        Title: Vice President


                                 FLIGHT ONE LOGISTICS, INC.



                                 By:    /s/  RICHARD R. WADSWORTH
                                     -------------------------------------------
                                        Name:  Richard R. Wadsworth
                                        Title: Vice President


                                 O.K. TURBINES, INC.



                                 By:   /s/  RICHARD R. WADSWORTH
                                     -------------------------------------------
                                       Name:  Richard R. Wadsworth
                                       Title: Vice President


                                 AMERICAN INTERNATIONAL TRAVEL, INC.



                                 By:   /s/  RICHARD R. WADSWORTH
                                     -------------------------------------------
                                       Name:  Richard R. Wadsworth
                                       Title: Vice President

                                 BANK ONE, NA,
                                       as Trustee and Collateral Trustee


                                 By:   /s/  JON BEACHAM
                                     -------------------------------------------
                                       Name: Jon Beacham
                                       Title: Trust Officer





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                                   SCHEDULE A





                                      -6-
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                                   Schedule A


------------------------------------------------------------------------------------------------------------------------------------
  Airframe Manufacturer and      Serial Number        U.S. Reg. No.     Engine Manufacturer and             Serial Numbers
            Model                                                                Model
------------------------------------------------------------------------------------------------------------------------------------
Boeing 747-2B4B                      21098               N203AE         Pratt Whitney JT9D-       689475, 689461, 689497, 689460
                                                                        7JCN
------------------------------------------------------------------------------------------------------------------------------------
Boeing 747-2B4B                      21099               N204AE         Pratt Whitney JT9D-       689522, 689477, 689458, 689478
                                                                        7JCN
------------------------------------------------------------------------------------------------------------------------------------

Engines have 750 or more rated takeoff horsepower.








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